Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the previously filed Registration Statements (Nos. 333-45182, 333-54870, 333-63000, 333-72322, 333-85230, 333-85238, 333-103395, 333-116726, 333-121000, 333-129282, 333-137301, 333-147406, 333-159291, 333-164881 and 333-172117) on Form S-8 of Lantronix, Inc. of our report dated September 15, 2011, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2011.

/s/ McGladrey & Pullen, LLP

Irvine, California
September 15, 2011